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                                                                    Exhibit 23.5


                          CONSENT OF LEHMAN BROTHERS


        We hereby consent to the use of our opinion letter dated September 15, 1997 to the Board of Directors of EXCEL Communications, Inc. (the "Company") attached as Appendix II to the Joint Proxy Statement/Prospectus of the Company and Telco Communications Group, Inc. (the "Prospectus") contained in the Registration Statement on Form S-4 of New RES, Inc. filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and to the references to our firm in the Prospectus under the headings "Summary - The Mergers - Opinions of Financial Advisors" and "The Transaction - Fairness Opinions - Opinion of EXCEL's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                LEHMAN BROTHERS INC.



                                           By:        /s/ PAUL ZOIDIS
                                              ---------------------------------
                                                         Paul Zoidis
                                                       Managing Director

New York, New York
September 11, 1997